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                                                                     Exhibit 8.1



             [LETTERHEAD OF SKADDEN ARPS SLATE MEAGHER & FLOM LLP]



                                    June 13, 2000




Endo Pharmaceuticals Holdings Inc.
223 Wilmington-West Chester Pike
Chadds Ford, Pennsylvania  19317


Ladies and Gentlemen:

          We have acted as counsel to Endo Pharmaceuticals Holdings Inc., a Delaware corporation ("Endo Pharmaceuticals"), in connection with (i) the Merger, as defined and described in the Amended and Restated Agreement and Plan of Merger, dated as of March 3, 2000 (the "Merger Agreement"), by and among Endo Pharmaceuticals, Algos Pharmaceutical Corporation, a Delaware corporation ("Algos"), and Endo Inc., a Delaware corporation and a newly-formed, wholly-owned subsidiary of Endo Pharmaceuticals ("Endo"), and (ii) the preparation and filing of the Registration Statement on Form S-4 (the "Registration Statement"), which includes the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

          In connection with this opinion, we have examined the Merger Agreement, the Proxy Statement/Prospectus and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render
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the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, and the facts and representations concerning the Merger that have come to our attention during our engagement and (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus.

          Subject to the assumptions set forth herein and the assumptions and qualifications set forth in the Proxy Statement/Prospectus, the statements in the Proxy Statement/Prospectus under the heading "THE MERGER-Material U.S. Federal Income Tax Consequences of the Merger," to the extent such statements constitute matters of law or legal conclusions, are the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

          In rendering our opinion, we have relied upon statements and representations made to us by Endo Pharmaceuticals and Algos, including in their respective letters dated the date hereof, and we have assumed that such statements and representations are true without regard to any qualification as to knowledge and belief. Our opinion does not address U.S. federal income tax consequences which may vary with, or are contingent upon, a shareholder's individual circumstances. In addition, our opinion does not address any non-income tax or any foreign, state or local tax consequences of the Merger.

          This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant.
It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions. This opinion is ex pressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in (i) applicable law or (ii) any information, document, corporate record, covenant, statement, representation or assumption stated herein which becomes untrue or incorrect.

          This letter is furnished to you solely for use in connection with the Merger, as described in the Merger Agreement and the Proxy Statement/Prospectus, and is not to be used, circulated, quoted or otherwise referred to for any other

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purpose without our express written permission.  In accordance with the require-
ments of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the discussion of this opinion in the Proxy Statement/Prospectus, to the filing of this opinion as an exhibit to the Proxy Statement/Prospectus and to the reference to our firm under the heading "LEGAL MATTERS" in the Proxy
State Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                   Very truly yours,


                                   /s/  Skadden, Arps, Slate, Meagher & Flom LLP

                                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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